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                          Certification under Rule 466

          The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

          (1) That it previously had filed a registration statement on Form F-6 (Yukos Oil Company 333-13040) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

          (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                              By: DEUTSCHE BANK TRUST COMPANY
                                                     AMERICAS, Depositary


                                              By:/s/ Paul Martin
                                                 -------------------------------
                                              Paul Martin
                                              Vice President